Exhibit 10.14

FIRST AMENDMENT TO THE
INTAC INTERNATIONAL, INC.
RESTRICTED STOCK AWARD AGREEMENT

THIS AMENDMENT to the Intac International, Inc. Restricted Stock Award Agreement effective as of July 29, 2002 (the “Award Agreement”) is effective as of July 28, 2005 between Intac International, Inc. (the “Company”) and J. David Darnell (the “Recipient”).

W I T N E S S E T H:

WHEREAS, effective July 29, 2002 the Company granted to the Recipient the right to receive the Company’s common stock upon the vesting of the restricted shares under the award pursuant to the Award Agreement;

WHEREAS, sixty-six percent (66%) of the restricted shares have previously vested pursuant to the terms of the Award Agreement;

WHEREAS, the remaining thirty-four percent (34%) of the restricted shares are scheduled to vest on July 29, 2005; and

WHEREAS, the Company and the Recipient desire to amend the terms of the Award Agreement to delay the vesting of the remaining thirty-four percent (34%) of the restricted shares.

NOW, THEREFORE, Column 1 and Column 2 of Section 3(a) of the Award Agreement is hereby amended and restated in its entirety to read as follows:

Column 1 Measurement Date	Column 2 Vested Portion of the Award
One year anniversary of the date of grant	33%
Two year anniversary of the date of grant	33%
August 15, 2005	12%
August 31, 2005	11%
September 15, 2005	11%

NOW, THEREFORE, be it further provided that, except as provided above, the Award Agreement shall continue to be read in its current state.

IN WITNESS WHEREOF, this First Amendment has been executed on behalf of the Company by its duly authorized officer and the Recipient all as of the day and year first written above.

COMPANY:

INTAC INTERNATIONAL, INC., a Nevada corporation

By:	/s/Wei Zhou
Wei Zhou, President and Chief Executive Officer

Address:	Units 3-5
17/F Clifford Centre 788-784
Cheung Sha Wan Road
Kowloon, Hong Kong

RECIPIENT:

By:	/s/ J. David Darnell
J. David Darnell

Address:	4303 Bretton Bay
Dallas, Texas 75287
Telephone No.: (972) 248-0481